UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 6, 2012

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           2012 Long-Term Incentive Awards

On June 6, 2012, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Radian Group Inc. (the “Company”) granted annual long-term incentive awards to the Company’s executive officers, including its named executive officers (the “2012 LTI Awards”). These awards consisted of: (1) performance based restricted stock units (“Performance Based RSUs”) granted under the Radian Group Inc. 2008 Equity Compensation Plan, as amended (the “2008 Equity Plan”), and (2) performance based, non-qualified stock options granted under the 2008 Equity Plan. For each of the named executive officers, the Performance Based RSUs and stock options represent 75% and 25%, respectively, of the total value of their 2012 LTI Award.

2012 Performance Based RSU Awards

The Committee granted a Performance Based RSU award under the 2008 Equity Plan to each of the Company’s named executive officers in the following target amounts: Mr. Ibrahim – 581,870 RSUs; Mr. Quint – 153,680 RSUs; Ms. Bazemore – 237,350; Mr. Hoffman – 78,330 RSUs; and Mr. Theobald – 99,690 RSUs.

The Performance Based RSU awards generally vest on June 5, 2015, upon the conclusion of a three year performance period. As further described below, at the end of the performance period, the named executive officers will be entitled to receive a number of RSUs (from 0 to 200% of their target Performance Based RSU awards) based on the Company’s absolute and relative total stockholder return (“TSR”) over the three year performance period.  Each vested Performance Based RSU will be payable in cash, in an amount equal to the closing price of the Company’s common stock on the New York Stock Exchange (the “NYSE”) on the applicable vesting date.

The Company’s absolute TSR will be determined based on the change in market value of the Company’s common stock during the performance period, as measured by comparing (x) the average closing price of the Company’s common stock on the NYSE for the 20 consecutive trading days ending on June 6, 2012 and (y) the average closing price for the 20 consecutive trading days ending on June 5, 2015. The Company’s relative TSR will be measured against the median TSR of a peer group consisting of the companies listed on the NASDAQ Financial Index and MGIC Investment Corporation (the “Peer Group”).

If the Company’s absolute TSR during the performance period is negative, the payout under the Performance Based RSU award will be at 0% and none of the Performance Based RSUs will vest.  If the Company’s absolute TSR is positive, the payout will be determined based on an analysis of both the Company’s relative TSR and absolute TSR, beginning with an assessment of Company’s relative TSR.  The Company’s TSR initially will be compared to the median TSR of the companies included in the Peer Group (the “Median Peer Group TSR”).  The starting point for the payout determination (the “Relative Payout Percentage”) will be 100% of target.  For every 1% that the Company’s TSR exceeds the Median Peer Group TSR, the Relative Payout Percentage will increase by 2 percentage points above 100% of target.  For every 1% that the Company’s TSR is below the Median Peer Group TSR, the Relative Payout Percentage will decrease by 3 percentage points below 100% of target.

Once the Relative Payout Percentage has been determined, the actual payout percentage under the Performance Based RSU award (the “Final Payout Percentage”) will be calculated by reference to a maximum payout percentage that cannot be exceeded regardless of the Company’s relative TSR.  This is intended to ensure that regardless of the Company’s performance against the Peer Group, the award remains closely correlated to the Company’s stock price performance.  Accordingly, the maximum payout percentage ranges are correlated to the Company’s absolute TSR, as set forth below:

Company’s Absolute TSR(1)	Maximum Payout Percentage(1) (% of target)
225% or Greater	200%
200%	167%
175%	133%
150%	100%
125%	67%
100%	33%
0% - 75%	0%
(1)	If the Company’s Absolute TSR falls between two referenced percentages, the Maximum Payout Percentage will be interpolated.

To summarize, once the Relative Payout Percentage is calculated, the number of RSUs ultimately to be paid out will be adjusted, if necessary, to ensure that the Final Payout Percentage does not exceed the applicable Maximum Payout Percentage.

With respect to Mr. Ibrahim’s Performance Based RSU award, Mr. Ibrahim’s maximum RSU award is limited to the number of shares that would result in his receiving 1,000,000 shares subject to grants made to him in 2012 (including the stock options granted to him as discussed below), which is the maximum number of shares that may be awarded to a participant under the 2008 Equity Plan in any calendar year.  As a result, Mr. Ibrahim’s maximum payout is limited to approximately 117% of his target Performance Based RSU award.

The Performance Based RSU awards provide for “double trigger” vesting in the event of a change of control. In the event of a change of control of the Company, the Performance Based RSUs will become payable at target upon the vesting of the awards on June 5, 2015, provided that the executive officer remains employed by the Company through such date. However, if a named executive officer’s employment is terminated by the Company without “cause,” or the named executive officer terminates employment for “good reason,” in each case within 90 days before or one year after a change of control, the Performance Based RSUs will become fully vested and payable at target upon such termination.

The Performance Based RSUs also include a provision that prohibits the executive officer from competing with the Company and from soliciting the Company’s employees or customers for a period of time (either twelve (12) or eighteen (18) months, the “Restricted Period”) following termination of the executive officer’s employment for any reason.

Additionally, the Performance Based RSUs will become fully vested and payable at target in the event of a named executive officer’s death or disability. If the named executive officer retires before the end of the three year performance period, the award will remain outstanding and will become payable at the end of the performance period to the extent that the performance criteria discussed above have been satisfied, or will vest at the target level in the event of a change of control.

2012 Performance Based Stock Option Awards

The Committee granted performance based non-qualified stock options (each a “Performance Based Option”) under the 2008 Equity Plan to each of the named executive officers in the following amounts: Mr. Ibrahim – 320,060 Performance Based Options; Mr. Quint – 84,540 Performance Based Options; Ms. Bazemore – 130,550 Performance Based Options; Mr. Hoffman – 43,090 Performance Based Options; and Mr. Theobald – 54,840 Performance Based Options.

Each Performance Based Option has a per share exercise price of $2.45 (the closing price of the Company’s common stock on the NYSE on the date of grant), and a ten-year term, with 50% of the award vesting on or after the third anniversary of the grant date (i.e., June 6, 2015) and the remaining 50% of the award vesting on or after the fourth anniversary of the grant date (i.e., June 6, 2016); provided, however, that the Performance Based Options only will vest if the closing price of the Company’s common stock on the NYSE exceeds $4.90 (200% of the Performance Based Option exercise price) for ten consecutive trading days ending on or after third anniversary of the grant date (i.e., June 6, 2015) (the “Stock Price Vesting Hurdle”).

The Performance Based Options provide for “double trigger” vesting in the event of a change of control. Except as provided below, upon a change of control, the Performance Based Options will continue to vest 50% on the third and fourth anniversaries of the grant date, regardless of whether the Stock Price Vesting Hurdle has been satisfied, as long as the named executive remains employed by the Company through such date. However, if a named executive officer’s employment is terminated by the Company without “cause,” or the named executive officer terminates employment for “good reason,” in each case within 90 days before or one year after a change of control, the Performance Based Options will become fully vested and exercisable upon such termination.

The Performance Based Options also include a provision that prohibits the executive officer from competing with the Company and from soliciting the Company’s employees or customers during the Restricted Period following termination of the executive officer’s employment for any reason.

Additionally, the Performance Based Options will become fully vested and exercisable in the event of a named executive officer’s death, disability or retirement. However, if Messrs. Ibrahim or Quint retires before the Performance Based Options are otherwise exercisable, his Performance Based Options will remain outstanding and become exercisable in accordance with the three and four year vesting schedule and the Stock Price Vesting Hurdle for such Performance Based Options, or as provided above in the event of a change of control.

The foregoing summary of the 2012 LTI Awards is not a complete description of all of the terms and conditions of the Performance Based RSU awards and the Performance Based Options and is qualified in its entirety by reference to the full text of the form of grant instruments, which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: June 12, 2012	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary